UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 22, 2014

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 22, 2014, the shareholders of Rumson-Fair Haven Bank and Trust Company (“Rumson”) approved and adopted the Agreement and Plan of Merger, dated August 14, 2013 and as amended on September 19, 2013 (the “Merger Agreement”), by and between 1st Constitution Bancorp (the “Company”), 1st Constitution Bank, a subsidiary of the Company (the “Bank”), and Rumson, providing for the merger of Rumson with and into the Bank, with the Bank as the surviving entity (the “Merger”).

On or about January 22, 2014, Rumson and the Company will mail to Rumson shareholders forms for making an election of Company common stock, cash, or a combination of Company common stock and cash for each share of Rumson common stock owned, subject to the election and allocation procedures provided for in the Merger Agreement and described in the proxy statement/prospectus of the Company and Rumson dated December 18, 2013.

The Company anticipates that the Merger will close on February 7, 2014.

A copy of the joint press release issued by the Company and Rumson regarding the above-mentioned events is filed as Exhibit 99 hereto and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

99	Joint Press Release of 1st Constitution Bancorp and Rumson-Fair Haven Bank and Trust Company, dated January 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: January 22, 2014	By:	/s/ ROBERT F. MANGANO
		Name:	Robert F. Mangano
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

99	Joint Press Release of 1st Constitution Bancorp and Rumson-Fair Haven Bank and Trust Company, dated January 22, 2014